Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	The Ruth Group
D. Ashley Lee	Nick Laudico / Zack Kubow
Executive Vice President, Chief Financial Officer and Chief Operating Officer	646-536-7030 / 7020 nlaudico@theruthgroup.com
Phone: 770-419-3355	zkubow@theruthgroup.com

CryoLife Reports Third Quarter 2016 Financial Results

Increases 2016 Financial Guidance

Third Quarter Highlights:

•	Revenue Increased 23 Percent Year-over-Year to $45.3 Million; Non-GAAP Revenues Increased Six Percent Year-over-Year
•	Gross Margins Increased to 66 Percent; Non-GAAP Gross Margins Increased to 67 Percent
•	GAAP Net Income was $3.0 Million, or $0.09 Per Fully Diluted Common Share; Non-GAAP Net Income was $4.4 Million, or $0.13 Per Fully Diluted Common Share

ATLANTA, GA – (October 26, 2016) – CryoLife, Inc. (NYSE: CRY),  a leading medical device and tissue processing company focused on cardiac surgery, announced today its results for the third quarter and first nine months of 2016.

Pat Mackin, Chairman, President and Chief Executive Officer, said, “We posted strong financial and operating results in the third quarter by executing on our core goals and objectives.  These results demonstrate that our decision to expand the sales team through the acquisition of On-X and focus on the cardiac surgery market is facilitating cross-selling opportunities and broadening awareness of our On-X valves, as anticipated.  Our results were strengthened by our initiative to transition to a direct sales model in several key markets in Europe.  We also made solid progress advancing our other 2016 key initiatives.  The enhancements to our tissue processing operations are improving our ability to meet the strong demand for our tissue products, particularly for vascular tissue, which represents a near-term growth opportunity.  In addition, we expect to resume enrollment in the PerClot IDE trial during the fourth quarter of 2016, keeping us on track for potential FDA approval for this product in the first half of 2019.  Looking forward, we expect to finish the year with a solid fourth quarter and deliver meaningful revenue growth and additional margin expansion in 2017.”

Revenues for the third quarter of 2016 increased 23 percent to $45.3 million, compared to $36.7 million for the third quarter of 2015.  The increase was primarily driven by the acquisition of On-X Life Technologies (On-X) in January 2016, along with revenue increases in BioGlue and cardiac tissues.  Non-GAAP revenues for the third quarter of 2016 increased six percent compared to the third quarter of 2015.  A reconciliation of GAAP financial metrics to non-GAAP financial metrics is included as part of this press release.

Revenues for the first nine months of 2016 increased 28 percent to $135.4 million, compared to $106.1 million for the first nine months of 2015.  The increase was primarily driven by the acquisition of On-X, along with revenue increases in BioGlue and in cardiac and vascular tissues.  Non-GAAP revenues for the first nine months of 2016 increased eight percent compared to the first nine months of 2015.

GAAP net income for the third quarter of 2016 was $3.0 million, or $0.09 per basic and fully diluted common share, compared to net income of $2.1 million, or $0.08 per basic and $0.07 per fully diluted common share, for the third quarter of 2015.  Non-GAAP net income for the third quarter of 2016 was $4.4 million, or $0.13 per fully diluted common share, compared to non-GAAP net income of $3.3 million, or $0.11 per fully diluted common share for the third quarter of 2015.

GAAP net income for the first nine months of 2016 was $7.9 million, or $0.24 per basic and fully diluted common share, compared to net income of $1.4 million, or $0.05 per basic and fully diluted common share, for the first nine months of 2015.  Non-GAAP net income for the first nine months of 2016 was $12.0 million, or $0.36 per fully diluted common share, compared to non-GAAP net income of $4.7 million, or $0.16 per fully diluted common share for the first nine months of 2015.

Based on its financial results through the first nine months of 2016 and the current business outlook, the Company is raising its 2016 financial guidance as summarized below.

2016 Financial Guidance Summary
	Previous	Revised
Total revenues	$180 million - $182 million Year-over-year mid to upper single digit % non-GAAP revenue increase	$181 million - $182.5 million Year-over-year mid to upper single digit % non-GAAP revenue increase
Product revenues	Year-over-year mid to upper single digit % non-GAAP revenue increase	Same
Tissue processing revenues	Year-over-year mid-single digit % revenue increase	Same
Gross margins	Approximately 64%	Approximately 65%
R&D expenses	$13 million - $15 million	$14 million - $15 million
Non-GAAP income per common share	$0.32 - $0.34	$0.43 - $0.45

All numbers are GAAP except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for the full year of 2016 is subject to the risks identified below in the last paragraph of this press release before the financial tables.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include On-X revenues for the period in 2016 prior to the closing of the acquisition and On-X revenues for the comparable periods of 2015 and excludes revenues for the HeRO Graft and ProCol product lines for 2016 and 2015.  The Company’s other non-GAAP results exclude (as applicable) business development expenses, including the acquired inventory basis step-up expense; gain on sale of business components; amortization expenses; severance expenses associated with certain employee departures; the gain on the sale of Medafor investment; the write-off of PerClot Topical inventory; and intangible impairment.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations and can vary significantly between periods as a result of factors such as new acquisitions, amortization of previously acquired tangible and intangible assets, or unusual compensation expenses.  The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow at 8:00 a.m. Eastern Time to discuss the results followed by a question and answer session hosted by Mr. Mackin.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 8:00 a.m.  A replay of the teleconference will be available October 27 through November 2 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The conference number for the replay is 13647654.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable living tissues used in cardiac surgical procedures.  CryoLife markets and sells products in more than 80 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include those regarding the continued benefit from our decision to expand the CryoLife sales team through the acquisition of On-X and to focus on the cardiac surgery market, including the facilitation of cross-selling opportunities and broader awareness of the On-X valve; the continued benefit from our other key 2016 initiatives including enhancing our tissue processing operations, our ability to meet demand for our cardiac and vascular tissues, our expectation that such demand will be strong and that vascular tissue represents a near-term growth opportunity, and our expectation that we will be able to resume enrollment in the PerClot IDE in the fourth quarter of 2016 and stay on track for FDA approval in the first half of 2019; and our ability to post a solid fourth quarter of growth in 2016, including achieving our updated 2016 guidance for revenues, gross margins, R&D expenses, and non-GAAP income per common share; and to deliver meaningful revenue growth and additional margin expansion in 2017. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include that the expected benefits of a larger sales force or our market opportunities due to our focus on the cardiac surgery market may be incorrect or may not be achieved; the expected benefits from enhancements to our tissue process operations may be incorrect or may not be achieved; the expected growth opportunity in our vascular tissue services may be incorrect or may not be achieved; and the expected timing for enrollment in the PerClot IDE or FDA approval of PerClot may be incorrect or may not be achieved.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2015, and our subsequent filings with the SEC. CryoLife does not undertake to update its forward-looking statements.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Products	$28,004	$19,859	$85,067	$59,168
Preservation services	17,248	16,844	50,284	46,892
Total revenues	45,252	36,703	135,351	106,060

Cost of products and preservation services:
Products	6,598	4,278	21,299	13,555
Preservation services	8,872	9,443	26,348	28,302
Total cost of products and
preservation services	15,470	13,721	47,647	41,857

Gross margin	29,782	22,982	87,704	64,203

Operating expenses:
General, administrative, and marketing	20,592	17,494	69,302	55,790
Research and development	3,714	2,960	9,602	7,896
Total operating expenses	24,306	20,454	78,904	63,686
Gain from sale of business components	--	--	(7,915)	--
Operating income (loss)	5,476	2,528	16,715	517

Interest expense	742	(78)	2,256	(18)
Interest income	(18)	(14)	(48)	(29)
Gain on sale of Medafor investment	--	--	--	(891)
Other (income) expense, net	21	(238)	(146)	204

Income before income taxes	4,731	2,858	14,653	1,251
Income tax expense (benefit)	1,738	713	6,772	(118)

Net income	$2,993	$2,145	$7,881	$1,369

Income per common share:
Basic	$0.09	$0.08	$0.24	$0.05
Diluted	$0.09	$0.07	$0.24	$0.05

Dividends declared per common share	$--	$0.03	$--	$0.09

Weighted-average common shares outstanding:
Basic	32,151	27,823	31,731	27,687
Diluted	33,165	28,596	32,568	28,487

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Products:
BioGlue and BioFoam On-X	$15,9768,890	$14,283 --	$47,47925,159	$42,844 --
CardioGenesis cardiac laser therapy	1,653	1,852	5,497	5,932
PerClot PhotoFix	950535	975444	2,9831,406	2,987959
HeRO Graft	--	1,934	2,325	5,538
ProCol	--	371	218	908
Total products	28,004	19,859	85,067	59,168

Preservation services:
Cardiac tissue	8,279	7,537	22,255	21,089
Vascular tissue	8,969	9,307	28,029	25,803
Total preservation services	17,248	16,844	50,284	46,892

Total revenues	$45,252	$36,703	$135,351	$106,060

Revenues:
U.S.	$32,406	$29,370	$98,842	$84,181
International	12,846	7,333	36,509	21,879
Total revenues	$45,252	$36,703	$135,351	$106,060

		September 30,	December 31,
		2016	2015

Cash, cash equivalents, and restricted cash and securities		$54,875	$43,418
Total current assets		142,095	109,663
Total assets		308,857	181,179
Total current liabilities		24,758	19,605
Total liabilities		104,695	25,928
Shareholders’ equity		204,162	155,251

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income and Diluted Income per Common Share

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
GAAP:
Income before income taxes	$4,731	$2,858	$14,653	$1,251
Income tax expense (benefit)	1,738	713	6,772	(118)
Net income	$2,993	$2,145	$7,881	$1,369

Diluted income per common share:	$0.09	$0.07	$0.24	$0.05

Diluted weighted-average common
shares outstanding	33,165	28,596	32,568	28,487

Reconciliation of income before income
taxes, GAAP to net income, non-GAAP:

Income before income taxes, GAAP	$4,731	$2,858	$14,653	$1,251
Adjustments:
Business development expenses	413	817	7,048	1,880
Gain on sale of business components	--	--	(7,915)	--
Amortization expense	1,155	503	3,273	1,520
Acquisition inventory basis step-up expense	750	--	2,217	--
Severance expenses	--	1,065	--	2,923
Gain on sale of Medafor investment	--	--	--	(891)
Write-off of PerClot Topical inventory	--	--	--	498
Intangible impairment	--	--	--	457
Income before income taxes, non-GAAP	7,049	5,243	19,276	7,638

Income tax expense calculated at 38% normalized
tax rate	2,679	1,992	7,325	2,902
Net income, non-GAAP	$4,370	$3,251	$11,951	$4,736

Reconciliation of diluted income per
common share, GAAP to diluted income per
common share, non-GAAP:

Diluted income per common share, GAAP:	$0.09	$0.07	$0.24	$0.05
Adjustments:
Business development expenses	0.01	0.03	0.13	0.04
Gain on sale of business components	--	--	(0.15)	--
Amortization expense	0.03	0.02	0.06	0.03
Acquisition inventory basis step-up expense	0.02	--	0.04	--
Severance expenses	--	0.04	--	0.06
Gain on sale of Medafor investment	--	--	--	(0.02)
Write-off of PerClot Topical inventory	--	--	--	0.01
Intangible impairment	--	--	--	0.01
Tax effect of non-GAAP adjustments	(0.02)	(0.04)	0.01	--
Effect of 38% normalized tax rate	--	(0.01)	0.03	(0.02)
Diluted income per common share,
non-GAAP:	$0.13	$0.11	$0.36	$0.16

Diluted weighted-average common
shares outstanding	33,165	28,596	32,568	28,487

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015	Growth Rate	2016	2015	Growth Rate
Reconciliation of total revenues, GAAP
to total revenues, non-GAAP:
Total revenues, GAAP	$45,252	$36,703	23%	$135,351	$106,060	28%
Plus: On-X pre acquisition revenues	--	8,384		1,627	25,083
Less: HeRO revenues	--	(1,934)		(2,325)	(5,538)
Less: ProCol revenues	--	(371)		(218)	(908)
Total revenues, non-GAAP	$45,252	$42,782	6%	$134,435	$124,697	8%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015		2016	2015
Reconciliation of gross margin %,
GAAP to gross margin %,
non-GAAP:
Total revenues, GAAP	$45,252	$36,703		$135,351	$106,060
Gross margin, GAAP	$29,782	$22,982		$87,704	$64,203
Gross margin %, GAAP	66%	63%		65%	61%

Gross margin, GAAP	$29,782	$22,982		$87,704	$64,203
Plus: Acquisition inventory basis step-
up expense	750	--		2,217	--
Gross margin, non-GAAP	$30,532	$22,982		$89,921	$64,203
Gross margin %, non-GAAP	67%	63%		66%	61%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015		2016	2015
Reconciliation of general,
administrative, and marketing,
expense, GAAP to general,
administrative, and marketing,
expense, non-GAAP
General, administrative, and marketing
expense, GAAP	$20,592	$17,494		$69,302	$55,790
Less: Business development
expenses	(413)	(817)		(7,048)	(1,880)
General, administrative, and
marketing expense,
non-GAAP	$20,179	$16,677		$62,254	$53,910